Exhibit 99.1

SeqLL Inc. Announces Pricing of $1.8 Million Registered Direct Offering

BILLERICA, MA, February 13, 2023 – SeqLL Inc. (NASDAQ: SQL and SQLLW) (“SeqLL” or the “Company”), a technology company providing life sciences instrumentation and research services, today announced that it has entered into a securities purchase agreement (the “Agreement”) with institutional investors to purchase 2,000,000 of its shares of common stock at a purchase price of $0.90 per share of common stock in a registered direct offering (the “Offering”). The gross proceeds to the Company from the Offering are estimated to be approximately $1.8 million before deducting the placement agent’s fees and other Offering expenses.

Maxim Group LLC is acting as the sole placement agent in connection with the Offering. The Offering is expected to close on or about February 15, 2023, subject to the satisfaction of customary closing conditions.

The securities described above are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268319), which was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on December 8, 2022. The Offering will be made only by means of a prospectus supplement that forms a part of such registration statement. A prospectus supplement relating to the securities will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the Offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About SeqLL Inc.

SeqLL is a technology company providing life sciences instrumentation and research services in collaborative partnerships aimed at the development of novel scientific assets and intellectual property across multiple “omics” fields. The Company leverages its expertise with its True Single Molecule Sequencing (“tSMS®”) platform to empower scientists and researchers with improved genetic tools to better understand the molecular mechanisms of disease that is essential to the continued development of new breakthroughs in genomic medicine, and that hopefully address the critical concerns involved with today’s precision medicine. In sum, our experienced team works with our collaborators to develop innovative solutions tailored to the needs of each specific project.

Forward Looking Statements

This press release contains certain forward-looking statements, including those related to the applicability and viability of the Company’s technology for quantifying RNA molecules from blood and other statements that are predictive in nature and those related to regaining compliance with Nasdaq’s continued listing requirements, and timing and effect thereof. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021 under the caption “Risk Factors.”

Contacts:

John W. Kennedy

Investor Relations

Tel: +1 (914) 727-7764

Email: jwkennedy@seqll.com